Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES COMPLETION OF RIGHTS OFFERING

ORLANDO, Florida (July 24, 2026) The LGL Group, Inc. (NYSE American: LGL) ("LGL Group" or the "Company") today announced the completion of its previously announced transferable subscription rights offering (the "Rights Offering"). The Rights Offering commenced on June 8, 2026 and expired at 5:00 p.m., Eastern time, on Wednesday, July 15, 2026 (the "Expiration Date"). The Company received gross proceeds of approximately $41.8 million before estimated offering expenses. With the offering complete, LGL Group is advancing a strategic model centered on Merchant Investing and Portfolio Operations - and expects to deploy capital selectively across defense technology, precision timing and frequency, smart agriculture, resilient infrastructure and adjacent critical and dual-use technologies.

The Company issued 6,062,714 shares of Common Stock, representing approximately 92.6% of the 6,550,435 shares offered in the Rights Offering. After giving effect to the shares sold in the Rights Offering, the Company currently has approximately 12.6 million shares of Common Stock outstanding.

The shares of Common Stock purchased in the Rights Offering were issued by the Company on July 23, 2026. Any beneficial owner that exercised rights through a broker, dealer or nominee should contact such broker, dealer or nominee regarding when such beneficial owner should expect to receive its shares of Common Stock. Checks for the proceeds from the sale of rights by the subscription agent were distributed beginning on July 23, 2026.

Balance Sheet Impact of the Rights Offering

Based on the Company's unaudited condensed consolidated balance sheet as of March 31, 2026, and after giving effect to the issuance of 6,062,714 shares in the Rights Offering, the Company's aggregate cash, cash equivalents and marketable securities and book value attributable to LGL Group common stockholders would have been as follows:

(in millions, except share data)	March 31, 2026 (Unaudited)	Impact of Rights Offering	Unaudited Pro Forma after Rights Offering
Shares outstanding	6,540,435	6,6062,714	12,603,149

Cash, cash equivalents, and marketable securities	$46.7	$41.8	$88.5
Per share	$7.14	$(0.12)	$7.02

Book value per share attributable to LGL Group common stockholders	$44.5	$41.8	$86.3
Per share	$6.81	$0.04	$6.85
1	Cash, cash equivalents and marketable securities per share is a gross balance-sheet ratio and should not be interpreted as cash available for distribution or as liquidation value.
[2]	The Company had 6,540,435 shares of Common Stock outstanding as of March 31, 2026 and 6,550,435 shares outstanding as of the June 4, 2026 Record Date. The difference is tied to management incentive stock compensation granted during the interim period. The unaudited pro forma share count presented in this table reflects the 6,062,714 shares issued in the Rights Offering as if they had been issued on March 31, 2026 and therefore totals 12,603,149. This amount is not intended to represent the Company’s actual shares outstanding as of the completion date of the Rights Offering.
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The unaudited pro forma information gives effect only to the Rights Offering as if the Rights Offering had closed on March 31, 2026. It does not reflect the Company's operating results, investments, acquisitions or other changes in financial position after March 31, 2026 and is not necessarily indicative of the Company's actual financial position as of July 23, 2026.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL Group" or the "Company") is a holding company focused on Merchant Investing and portfolio operations. Merchant Investing pursues selective minority investments, special purpose vehicles, co-investments, strategic partnerships and control opportunities. Portfolio operations scales platform companies, including the Company’s subsidiary, PTF.  PTF is a globally positioned producer of industrial electronic instruments and commercial products and services. Founded in 2002, PTF operates from the Company's design and manufacturing facility in Wakefield, Massachusetts.

LGL Group was incorporated in 1928 under the laws of the State of Indiana and was reincorporated under the laws of the State of Delaware in 2007. The Company maintains its executive offices at 2525 Shader Road, Orlando, Florida 32804; the Company's telephone number is (407) 298-2000; and its website is www.lglgroup.com. LGL Group common stock is traded on the NYSE American under the symbol "LGL."

LGL Group's strategy is to create long-term value through disciplined capital allocation, platform-company growth, operational improvement, complementary acquisitions and strategic optionality across critical technologies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the anticipated use of Rights Offering proceeds; the unaudited pro forma balance sheet information and per-share amounts presented in this release; the Company's strategic direction; the operation and growth of Merchant Investing and portfolio operations; the formation, strategy and growth of PTF; future investments, acquisitions and integration activities; the search for a smart-agriculture platform; defense technology market conditions and investment opportunities; and the Company's plans, goals, objectives, outlook, expectations and intentions. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions and by risks and uncertainties, including the ability to complete, finance and integrate investments and acquisitions; the ability to realize anticipated strategic or financial benefits; defense spending, procurement and program timing; technology performance and customer concentration; regulatory, compliance, valuation and liquidity risks; the ability to identify a suitable business platforms; and the risks, uncertainties and assumptions described in filings made by LGL Group with the SEC, including those set forth under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 30, 2026, and subsequent filings with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Readers should keep these risk factors and other cautionary statements in mind when considering the forward-looking statements in this press release.

These forward-looking statements speak only as of the date of this press release. Except as required by law, LGL Group undertakes no obligation to update or revise them. Readers should not place undue reliance on these statements. The Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com